UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2011

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1520 Old Trolley Road
Summerville, SC 29485

(Address of principal executive offices) (Zip Code)

(843) 574-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 5, 2011, Force Protection, Inc. (the “Company”) changed P. Randy Hutcherson’s title and duties from Chief Operating Officer to Chief of Business Development, a new position in the Company’s corporate office.  In this senior leadership role, Mr. Hutcherson, age 57, will focus solely on the Company’s worldwide business development activities and will continue to report directly to Michael Moody, Chairman and Chief Executive Officer of the Company. Mr. Hutcherson will remain an executive officer of the Company as defined by Rule 3b-7 of the Securities Exchange Act of 1934, as amended.

Mr. Hutcherson joined the Company as Executive Vice President, Programs, Global Sales and Business Development in April 2009 and was promoted to Chief Operating Officer in February 2010.  Prior to joining the Company, Mr. Hutcherson was employed as vice president of tanker programs for EADS North America as well as vice president of rotorcraft programs. In addition to his experience in the private sector, Mr. Hutcherson served 26 years in the United States Marine Corps in a variety of capacities and retired as a Colonel in the Marine Corps Office of Legislative Affairs in 2002. He holds a Bachelor of Science in aerospace engineering from the United States Naval Academy, a Master of Science in systems management from Troy State University and a Master of Science in national security strategies from the National War College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: August 10, 2011

/s/ John F. Wall, III
(Signature)
	Name:	John F. Wall, III
	Title:	Senior Vice President, Assistant General Counsel and
Corporate Secretary